UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
October 17, 2011
Date of Report (Date of earliest event reported)
CNB CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	033-00737 (Commission file number)	38-2662386 (I.R.S. Employer Identification No.)
303 North Main Street, Cheboygan MI 49721
(Address of principal executive offices, including Zip Code)
(231) 627-7111
(Registrant’s telephone number, including area code)
NO CHANGE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99

ITEM 8.01. Other Events
On October 11, 2011 President and CEO Susan A. Eno announced the provision for loan losses of Citizens National Bank (“the Bank”), a subsidiary of CNB Corporation (“the Company”), was increased to $2,445,000 for the year-to-date period ending September 30, 2011. Additionally, other real estate owned by the Bank was written down by $900,000. Continued declines in real estate values, adverse economic conditions and high unemployment support the Bank’s aggressive approach to reduce problem assets in 2011. The Bank has sufficient capital to accomplish the increased provision and ORE write downs and still maintain its capital ratio at a well- capitalized level.
The write downs are in keeping with the core strategy to eliminate and reduce problem assets by year end 2011, which will help to support improved earnings in 2012; moving the Company closer to its goal of resuming the payment of dividends to shareholders on a sustainable basis.
ITEM 9.01. Financial Statements and Exhibits
(c) Exhibits
Exhibit 99 Preliminary Earnings release dated October 17, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Corporation (Registrant)
/s/ Susan A. Eno
Susan A. Eno
President and Chief Executive Officer

Dated: October 17, 2011